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As filed with the Securities and Exchange Commission on May 10, 2011

Registration No. 333-172186

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6
to
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NGL Energy Partners LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5900 (Primary Standard Industrial Classification Code Number)	27-3427920 (IRS Employer Identification Number)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136
(918) 481-1119
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

H. Michael Krimbill
6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136
(918) 481-1119
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David P. Elder Shar Ahmed Akin Gump Strauss Hauer & Feld LLP 1111 Louisiana Street, 44th Floor Houston, Texas 77002 (713) 220-5881	William N. Finnegan IV Latham & Watkins LLP 717 Texas Avenue, Suite 1600 Houston, Texas 77002 (713) 546-5400

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (check one)

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

            The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

          This Amendment No. 6 to the Registration Statement on Form S-1 (File No. 333-172186) of NGL Energy Partners LP is being filed solely to amend Item 16 of Part II thereof and to transmit certain exhibits thereto. This Amendment No. 6 does not modify any provision of the preliminary prospectus constituting Part 1 or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this Amendment No. 6 does not include a copy of the preliminary prospectus.

Part II
Information required in the registration statement

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee and the FINRA filing fee, the amounts set forth below are estimates.

Underwriter structuring fee	$350,000
SEC registration fee	9,813
FINRA filing fee	8,953
Printing and engraving expenses	300,000
Legal counsel fees and expenses	1,100,000
Accounting fees and expenses	1,300,000
Transfer agent and registrar fees	30,000
NYSE listing fee	125,000
Miscellaneous	226,234

Total	$3,450,000

ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

NGL Energy Partners LP

          Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware LP Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The section of the prospectus entitled "The Partnership Agreement — Indemnification" discloses that we will generally indemnify officers, directors and affiliates of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by reference.

          Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

  •
  our general partner;

  •
  any departing general partner;

  •
  any person who is or was an affiliate of our general partner or any departing general partner;

  •
  any person who is or was a manager, managing member, director, officer, employee, agent, fiduciary or trustee of our partnership, our subsidiaries, our general partner, any departing general partner or any of their affiliates;

  •
  any person who is or was serving as a manager, managing member, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to us or our subsidiaries;

  •
  any person who controls our general partner or any departing general partner; and

  •
  any person designated by our general partner.

          Any indemnification under these provisions will only be out of our assets. Unless our general partner otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

          The underwriting agreement to be entered into in connection with the sale of the securities offered pursuant to this registration statement, the form of which has been filed as an exhibit to this registration statement, provides for indemnification of our general partner, our general partner's directors and certain of our general partner's officers, and any person who controls our general partner, including indemnification for liabilities under the Securities Act.

NGL Energy Holdings LLC

          Section 18-108 of the Delaware Limited Liability Company Act, or the Delaware LLC Act, provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of NGL Energy Holdings LLC, our general partner, provides that our general partner shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of our general partner, or is or was serving at the request of our general partner as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an "indemnitee"), against expenses (including reasonable attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with such action, suit or proceeding to the full extent permitted by the Delaware LLC Act, upon such determination having been made as to such indemnitee's good faith and conduct as is required by the Delaware LLC Act. The limited liability company agreement of our general partner also provides that expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by our general partner in advance of the final disposition of such action, suit or proceeding to the extent, if any, authorized by our general partner's sole member in accordance with the provisions of the Delaware LLC Act, upon receipt of an undertaking by or on behalf of the indemnitee to repay such amount unless it shall ultimately be determined that indemnitee is entitled to be indemnified by our general partner. Officers, directors and affiliates of our general partner are also indemnified by us, as described above.

          Our general partner will purchase insurance covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of our general partner or any of its direct or indirect subsidiaries.

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES.

          On October 14, 2010 and in connection with its formation, NGL Energy Partners LP issued securities in the following transactions, in each case, pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended: (i) the issuance of a 0.1% general partner interest to Silverthorne Energy Holdings LLC for $1, (ii) the issuance of an aggregate 1,272,288 common units and a cash payment in the aggregate amount of approximately $40,000,000 to the members of NGL Supply, LLC and the assumption of certain existing indebtedness of NGL Supply, all in exchange for 100% of the membership interests in NGL Supply, LLC, (iii) the issuance of 247,069 common units to Krim2010, LLC for $4,941,391, (iv) the issuance of 137,261 common units to Infrastructure Capital Management, LLC for $2,745,217, (v) the issuance of 164,713 common units to Atkinson Investors, LLC for $3,294,261 and (vi) the issuance of 1,116,300 common units and a cash payment of approximately $1,628,000 to Hicks Oils & Hicksgas, Incorporated, or HOH, and the assumption of certain existing indebtedness of HOH and its affiliates, all in exchange for 100% of the membership interests in Hicksgas LLC.

          There have been no other sales of unregistered securities within the past three years.

ITEM 16.    EXHIBITS.

          The following documents are filed as exhibits to this registration statement:

Exhibit Number		Description
1.1*	—	Form of Underwriting Agreement (filed as Exhibit 1.1 to Amendment No. 5 to this Registration Statement on May 9, 2011)
2.1*	—	Contribution, Purchase and Sale Agreement dated as of September 30, 2010 by and among Hicks Oils & Hicksgas, Incorporated, Hicksgas Gifford, Inc., Gifford Holdings, Inc., NGL Supply, Inc., NGL Holdings, Inc., the other stockholders of NGL Supply, Inc., Krim2010, LLC, Infrastructure Capital Management, LLC, Atkinson Investors, LLC, Silverthorne Energy Holdings LLC and Silverthorne Energy Partners LP (filed as Exhibit 2.1 to Amendment No. 2 to this Registration Statement on April 15, 2011)
3.1*	—	Certificate of Limited Partnership of NGL Energy Partners LP (filed as Exhibit 3.1 to Amendment No. 2 to this Registration Statement on April 15, 2011)
3.2*	—	Certificate of Amendment to Certificate of Limited Partnership of NGL Energy Partners LP (filed as Exhibit 3.2 to Amendment No. 2 to this Registration Statement on April 15, 2011)
3.3*	—	Form of Second Amended and Restated Agreement of Limited Partnership of NGL Energy Partners LP (contained in Appendix A to the prospectus included in this Registration Statement)
3.4*	—	Certificate of Formation of NGL Energy Holdings LLC (filed as Exhibit 3.4 to Amendment No. 2 to this Registration Statement on April 15, 2011)
3.5*	—	Certificate of Amendment to Certificate of Formation of NGL Energy Holdings LLC (filed as Exhibit 3.5 to Amendment No. 2 to this Registration Statement on April 15, 2011)
3.6*	—	First Amended and Restated Limited Liability Company Agreement of NGL Energy Holdings LLC (filed as Exhibit 3.6 to Amendment No. 4 to this Registration Statement on May 4, 2011)
4.1*	—	Registration Rights Agreement dated April 28, 2011 by and among Silverthorne Energy Partners LP, Hicks Oils & Hicksgas, Incorporated, NGL Holdings, Inc., Krim2010, LLC, Infrastructure Capital Management, LLC, Atkinson Investors, LLC, and the other holders party thereto (filed as Exhibit 4.1 to Amendment No. 4 to this Registration Statement on May 4, 2011)
5.1	—	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities being registered
8.1*	—	Opinion of Akin Gump Strauss Hauer & Feld LLP relating to tax matters (filed as Exhibit 8.1 to Amendment No. 4 to this Registration Statement on May 4, 2011)
10.1*	—	Credit Agreement dated October 14, 2010 by and among Silverthorne Operating LLC, NGL Supply, LLC, Hicksgas, LLC, NGL Supply Retail, LLC, NGL Supply Wholesale, LLC, and NGL Supply Terminal Company, LLC, as joint and several borrowers, Silverthorne Energy Partners LP and certain subsidiaries of Silverthorne Energy Partners LP as guarantors, each of the financial institutions party thereto, Wells Fargo Bank, National Association, as agent for the financial institutions, and Wells Fargo Securities, LLC, BNP Paribas Securities Corp. and Harris N.A. as joint lead arrangers and bookrunners (filed as Exhibit 10.1 to Amendment No. 1 to this Registration Statement on March 22, 2011)

Exhibit Number		Description
10.2*	—	Waiver and First Amendment to Credit Agreement and Pledge and Security Agreement dated January 27, 2011 by and among Silverthorne Energy Partners LP, Silverthorne Operating LLC and certain of its subsidiaries, Wells Fargo Bank, National Association, and the lenders party thereto (filed as Exhibit 10.2 to Amendment No. 1 to this Registration Statement on March 22, 2011)
10.3*	—	Waiver and Second Amendment to Credit Agreement dated February 10, 2011 by and among NGL Energy Partners LP, Silverthorne Operating LLC and certain of its subsidiaries, Wells Fargo Bank, National Association, and the lenders party thereto (filed as Exhibit 10.3 to Amendment No. 1 to this Registration Statement on March 22, 2011)
10.4*	—	Joinder and Third Amendment to Credit Agreement dated February 11, 2011 by and among NGL Energy Partners LP, Silverthorne Operating LLC and certain of its subsidiaries, Wells Fargo Bank, National Association, and the lenders party thereto (filed as Exhibit 10.4 to Amendment No. 1 to this Registration Statement on March 22, 2011)
10.5*	—	Joinder and Fourth Amendment to Credit Agreement dated April 1, 2011 by and among NGL Energy Partners LP, Silverthorne Operating LLC and certain of its subsidiaries, Wells Fargo Bank, National Association, and the lenders party thereto (filed as Exhibit 10.13 to Amendment No. 3 to this Registration Statement on April 28, 2011)
10.6*	—	Storage Space Lease by and between Phillips Petroleum Company and NGL Supply, Inc. dated November 7, 2002 (filed as Exhibit 10.6 to Amendment No. 4 to this Registration Statement on May 4, 2011)
10.7*	—	Form of NGL Energy Partners LP 2011 Long-Term Incentive Plan (filed as Exhibit 10.7 to Amendment No. 5 to this Registration Statement on May 9, 2011)
10.8*	—	Letter Agreement among Silverthorne Energy Holdings LLC, Shawn W. Coady and Todd M. Coady dated October 14, 2010 (filed as Exhibit 10.11 to Amendment No. 2 to this Registration Statement on April 15, 2011)
10.9*	—	Form of Redemption Agreement (filed as Exhibit 10.9 to Amendment No. 5 to this Registration Statement on May 9, 2011)
21.1*	—	List of Subsidiaries of NGL Energy Partners LP (filed as Exhibit 21.1 to Amendment No. 3 to this Registration Statement on April 28, 2011)
23.1*	—	Consent of BDO USA, LLP (filed as Exhibit 23.1 to Amendment No. 4 to this Registration Statement on May 4, 2011)
23.2*	—	Consent of Grant Thornton LLP (filed as Exhibit 23.2 to Amendment No. 4 to this Registration Statement on May 4, 2011)
23.3*	—	Consent of Grant Thornton LLP (filed as Exhibit 23.3 to Amendment No. 4 to this Registration Statement on May 4, 2011)
23.4	—	Consent of Akin Gump Strauss Hauer & Feld LLP (contained in Exhibit 5.1)
23.5*	—	Consent of Akin Gump Strauss Hauer & Feld LLP (contained in Exhibit 8.1) (filed as Exhibit 23.5 to Amendment No. 4 to this Registration Statement on May 4, 2011)
23.6*	—	Consent of Director Nominee (Kneale) (filed as Exhibit 23.6 to Amendment No. 4 to this Registration Statement on May 4, 2011)
24.1*	—	Powers of Attorney (included on the signature page to this Registration Statement filed on February 11, 2011)

*
Previously filed

ITEM 17.    UNDERTAKINGS.

          The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes that:

  (1)
  For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (2)
  For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  i.
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  ii.
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  iii.
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  iv.
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (3)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (4)
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on May 10, 2011.

NGL ENERGY PARTNERS LP
By:	NGL Energy Holdings LLC, its general partner
By:	/s/ H. MICHAEL KRIMBILL H. Michael Krimbill Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Executive Officer and Director (Principal Executive Officer)	May 10, 2011
/s/ CRAIG S. JONES Craig S. Jones	Chief Financial Officer (Principal Financial Officer)	May 10, 2011
* Sharra Straight	Vice President and Comptroller (Principal Accounting Officer)	May 10, 2011
* Shawn W. Coady	Director	May 10, 2011
* William A. Zartler	Director	May 10, 2011

*By:	/s/ CRAIG S. JONES Craig S. Jones, Attorney-in-Fact

Exhibit Number		Description
1.1*	—	Form of Underwriting Agreement (filed as Exhibit 1.1 to Amendment No. 5 to this Registration Statement on May 9, 2011)
2.1*	—
Contribution, Purchase and Sale Agreement dated as of September 30, 2010 by and among Hicks Oils & Hicksgas, Incorporated, Hicksgas Gifford, Inc., Gifford Holdings, Inc., NGL Supply, Inc., NGL Holdings, Inc., the other stockholders of NGL Supply, Inc., Krim2010, LLC, Infrastructure Capital Management, LLC, Atkinson Investors, LLC, Silverthorne Energy Holdings LLC and Silverthorne Energy Partners LP (filed as Exhibit 2.1 to Amendment No. 2 to this Registration Statement on April 15, 2011)
3.1*	—	Certificate of Limited Partnership of NGL Energy Partners LP (filed as Exhibit 3.1 to Amendment No. 2 to this Registration Statement on April 15, 2011)
3.2*	—	Certificate of Amendment to Certificate of Limited Partnership of NGL Energy Partners LP (filed as Exhibit 3.2 to Amendment No. 2 to this Registration Statement on April 15, 2011)
3.3*	—	Form of Second Amended and Restated Agreement of Limited Partnership of NGL Energy Partners LP (contained in Appendix A to the prospectus included in this Registration Statement)
3.4*	—	Certificate of Formation of NGL Energy Holdings LLC (filed as Exhibit 3.4 to Amendment No. 2 to this Registration Statement on April 15, 2011)
3.5*	—	Certificate of Amendment to Certificate of Formation of NGL Energy Holdings LLC (filed as Exhibit 3.5 to Amendment No. 2 to this Registration Statement on April 15, 2011)
3.6*	—	First Amended and Restated Limited Liability Company Agreement of NGL Energy Holdings LLC (filed as Exhibit 3.6 to Amendment No. 4 to this Registration Statement on May 4, 2011)
4.1*	—
Registration Rights Agreement dated April 28, 2011 by and among Silverthorne Energy Partners LP, Hicks Oils & Hicksgas, Incorporated, NGL Holdings, Inc., Krim2010, LLC, Infrastructure Capital Management, LLC, Atkinson Investors, LLC, and the other holders party thereto (filed as Exhibit 4.1 to Amendment No. 4 to this Registration Statement on May 4, 2011)
5.1	—	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities being registered
8.1*	—	Opinion of Akin Gump Strauss Hauer & Feld LLP relating to tax matters (filed as Exhibit 8.1 to Amendment No. 4 to this Registration Statement on May 4, 2011)
10.1*	—
Credit Agreement dated October 14, 2010 by and among Silverthorne Operating LLC, NGL Supply, LLC, Hicksgas, LLC, NGL Supply Retail, LLC, NGL Supply Wholesale, LLC, and NGL Supply Terminal Company, LLC, as joint and several borrowers, Silverthorne Energy Partners LP and certain subsidiaries of Silverthorne Energy Partners LP as guarantors, each of the financial institutions party thereto, Wells Fargo Bank, National Association, as agent for the financial institutions, and Wells Fargo Securities, LLC, BNP Paribas Securities Corp. and Harris N.A. as joint lead arrangers and bookrunners (filed as Exhibit 10.1 to Amendment No. 1 to this Registration Statement on March 22, 2011)
10.2*	—
Waiver and First Amendment to Credit Agreement and Pledge and Security Agreement dated January 27, 2011 by and among Silverthorne Energy Partners LP, Silverthorne Operating LLC and certain of its subsidiaries, Wells Fargo Bank, National Association, and the lenders party thereto (filed as Exhibit 10.2 to Amendment No. 1 to this Registration Statement on March 22, 2011)

Exhibit Number		Description
10.3*	—	Waiver and Second Amendment to Credit Agreement dated February 10, 2011 by and among NGL Energy Partners LP, Silverthorne Operating LLC and certain of its subsidiaries, Wells Fargo Bank, National Association, and the lenders party thereto (filed as Exhibit 10.3 to Amendment No. 1 to this Registration Statement on March 22, 2011)
10.4*	—
Joinder and Third Amendment to Credit Agreement dated February 11, 2011 by and among NGL Energy Partners LP, Silverthorne Operating LLC and certain of its subsidiaries, Wells Fargo Bank, National Association, and the lenders party thereto (filed as Exhibit 10.4 to Amendment No. 1 to this Registration Statement on March 22, 2011)
10.5*	—
Joinder and Fourth Amendment to Credit Agreement dated April 1, 2011 by and among NGL Energy Partners LP, Silverthorne Operating LLC and certain of its subsidiaries, Wells Fargo Bank, National Association, and the lenders party thereto (filed as Exhibit 10.13 to Amendment No. 3 to this Registration Statement on April 28, 2011)
10.6*	—	Storage Space Lease by and between Phillips Petroleum Company and NGL Supply, Inc. dated November 7, 2002 (filed as Exhibit 10.6 to Amendment No. 4 to this Registration Statement on May 4, 2011)
10.7*	—	Form of NGL Energy Partners LP 2011 Long-Term Incentive Plan (filed as Exhibit 10.7 to Amendment No. 5 to this Registration Statement on May 9, 2011)
10.8*	—
Letter Agreement among Silverthorne Energy Holdings LLC, Shawn W. Coady and Todd M. Coady dated October 14, 2010 (filed as Exhibit 10.11 to Amendment No. 2 to this Registration Statement on April 15, 2011)
10.9*	—	Form of Redemption Agreement (filed as Exhibit 10.9 to Amendment No. 5 to this Registration Statement on May 9, 2011)
21.1*	—	List of Subsidiaries of NGL Energy Partners LP (filed as Exhibit 21.1 to Amendment No. 3 to this Registration Statement on April 28, 2011)
23.1*	—	Consent of BDO USA, LLP (filed as Exhibit 23.1 to Amendment No. 4 to this Registration Statement on May 4, 2011)
23.2*	—	Consent of Grant Thornton LLP (filed as Exhibit 23.2 to Amendment No. 4 to this Registration Statement on May 4, 2011)
23.3*	—	Consent of Grant Thornton LLP (filed as Exhibit 23.3 to Amendment No. 4 to this Registration Statement on May 4, 2011)
23.4	—	Consent of Akin Gump Strauss Hauer & Feld LLP (contained in Exhibit 5.1)
23.5*	—	Consent of Akin Gump Strauss Hauer & Feld LLP (contained in Exhibit 8.1) (filed as Exhibit 23.5 to Amendment No. 4 to this Registration Statement on May 4, 2011)
23.6*	—	Consent of Director Nominee (Kneale) (filed as Exhibit 23.6 to Amendment No. 4 to this Registration Statement on May 4, 2011)
24.1*	—	Powers of Attorney (included on the signature page to this Registration Statement filed on February 11, 2011)

*
Previously filed

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Explanatory Note
  ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
  ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.
  ITEM 16. EXHIBITS.
  ITEM 17. UNDERTAKINGS.